As filed with the Securities and Exchange Commission on August 1, 2013	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RIVERBED TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	03-0448754
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
199 Fremont Street
San Francisco, CA 94105
(Address of principal executive offices)

2006 Employee Stock Purchase Plan
(Full title of the plan)

Jerry M. Kennelly
Chairman and Chief Executive Officer
RIVERBED TECHNOLOGY, INC.
199 Fremont Street
San Francisco, CA 94105
(Name and address of agent for service)

(415) 247-8800
(Telephone number, including area code, of agent for service)

Copy to:
David J. Segre, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
- to be issued under the 2006 Employee Stock Purchase Plan	10,000,000 (2)	$12.87(3)	$128,700,000	$17,554.68
TOTAL	10,000,000			$17,554.68

(1)
In accordance with Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2006 Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Riverbed Technology, Inc. (the “Registrant”).

(2)
Reflects an amendment to the Plan to increase the number of authorized shares available for grant under the Plan approved by the Registrant's stockholders at the 2013 Annual Meeting held on May 22, 2013.

(3)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon 85% of the price of $15.14 per share, which represents the average of the high and low prices per share of the Common Stock, as reported on the Nasdaq Global Select Market on July 31, 2013. Pursuant to the Plan, the purchase price of a share of Common Stock under the Plan is an amount equal to 85% of the Fair Market Value (as defined in the Plan) of such share of Common Stock, calculated in accordance with the terms of the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Riverbed Technology, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”):
(1)The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on February 15, 2013, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2)The Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2013, filed on May 2, 2013, and for the fiscal quarter ended June 30, 2013, filed on August 1, 2013;
(3)The Current Reports on Form 8-K, filed on February 7, 2013, February 21, 2013, February 25, 2013, February 27, 2013, May 8, 2013, and May 24, 2013;
(4)Item 5.02 of the Current Reports on Form 8-K, filed on February 25, 2013 and February 27, 2013; and
(5)The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on September 15, 2006, as amended on September 19, 2006, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
The Registrant's restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The restated certificate of incorporation provides that the Registrant's directors will not be personally liable to the Registrant or the Registrant's stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to the Registrant or the Registrant's stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.
The Registrant's restated certificate of incorporation also provides that if Delaware law is amended after the approval by the Registrant's stockholders of the restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Registrant's directors will be eliminated or limited to the fullest extent permitted by Delaware law.
The Registrant's amended and restated bylaws provide that the Registrant will indemnify the Registrant's directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on the Registrant's behalf. The Registrant's amended and restated bylaws provide that the Registrant shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding. The bylaws also authorize the Registrant to indemnify any of the Registrant's employees or agents and permit the Registrant to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.
The Registrant has entered into indemnification agreements with each of the Registrant's directors and executive officers and certain other key employees. The form of agreement provides that the Registrant will indemnify each of the Registrant's directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of the Registrant's directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Registrant's restated certificate of incorporation and the Registrant's amended and restated bylaws (except in a proceeding initiated by such person without board approval). In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, the Registrant will advance all expenses incurred by the Registrant's directors, executive officers and such other key employees in connection with a legal proceeding.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant's Form S-1 Registration No. 333-133437)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the Commission on February 22, 2011)
4.3	2006 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 9, 2013)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)
24.1	Power of Attorney (see page II-5)
Item 9. Undertakings.
A.    The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on this 1st day of August, 2013.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Jerry M. Kennelly
Jerry M. Kennelly

Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Ernest E. Maddock and Brett A. Nissenberg, or either of them, as his lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jerry M. Kennelly	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Jerry M. Kennelly		August 1, 2013

/s/ Ernest E. Maddock	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)
Ernest E. Maddock		August 1, 2013

/s/ Michael Boustridge
Michael Boustridge	Director	August 1, 2013

/s/ Mark A. Floyd
Mark A. Floyd	Director	August 1, 2013

/s/ Michael R. Kourey
Michael R. Kourey	Director	August 1, 2013

/s/ Mark Lewis
Mark Lewis	Director	August 1, 2013

/s/ Christopher J. Schaepe
Christopher J. Schaepe	Director	August 1, 2013

/s/ Satya Nadella
Satya Nadella	Director	August 1, 2013

/s/ Kimberly S. Stevenson
Kimberly S. Stevenson	Director	August 1, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant's Form S-1 Registration No. 333-133437)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the Commission on February 22, 2011)
4.3	2006 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 9, 2013)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)
24.1	Power of Attorney (see page II-5)